QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NBTY, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY SUPPLEMENT
for
February 25, 2008
Annual Meeting of Stockholders
of NBTY, Inc.

YOUR VOTE IS VERY IMPORTANT TO US.

NBTY, Inc.
90 Orville Drive
Bohemia, New York 11716

February 6, 2008

Dear Stockholder:

        Enclosed please find supplementary proxy material for the 2008 Annual Meeting of Stockholders of NBTY, Inc., to be held February 25, 2008, at 10:00 A.M., local time, at 2100 Smithtown Avenue, Ronkonkoma, New York. This proxy supplement relates to an additional proposal to be considered at the Meeting regarding approval of the NBTY, Inc. Year 2008 Stock Option Plan.

        Please note that the approval of the 2008 Stock Option Plan will not have any dilutive effect on our stockholders because the number of shares of common stock authorized for issuance under the 2008 Stock Option Plan is the number of remaining shares reserved under the 2002 Stock Option Plan. No additional shares of common stock will be reserved for issuance by the Company.

        Enclosed is a revised proxy card which covers the three proposals covered by the proxy card distributed with our January 16, 2008 Proxy Statement and adds the proposal regarding the approval of the 2008 Stock Option Plan. If you wish to vote on this additional proposal, you must sign, date and return the enclosed proxy card (or follow the instructions to vote by internet or telephone). Signing and submitting this new proxy card will revoke any prior proxy in its entirety. Therefore, if you submit the new proxy card (or vote by internet or telephone), you must mark the new proxy card in the appropriate place (or follow the instructions to vote by internet or telephone) to indicate your vote on Proposals 1, 2 and 3 in addition to the proposal regarding the approval of the 2008 Stock Option Plan, even if you submitted a proxy previously.

        Your vote is very important to us. Whether or not you expect to attend in person, please provide a proxy to vote your shares by submitting your proxy as soon as possible on the internet, by telephone, or by signing, dating and returning a proxy card.

Sincerely,

Scott Rudolph, Chairman of the Board and Chief Executive Officer

NBTY, INC.
2008 ANNUAL MEETING PROXY SUPPLEMENT

PROPOSAL 4
APPROVAL OF THE NBTY, INC. YEAR 2008 STOCK OPTION PLAN

General

        On February 1, 2008, upon the recommendation of the Compensation and Stock Option Committee of our Board of Directors (the "Board"), our Board approved the adoption of the NBTY, Inc. Year 2008 Stock Option Plan (the "2008 Stock Option Plan"), subject to approval by our stockholders at the Meeting. The approval of the 2008 Stock Option Plan will not have any dilutive effect on our stockholders because the number of shares of common stock, par value $0.008 per share (the "Common Stock"), of NBTY, Inc. (the "Company") authorized for issuance under the 2008 Stock Option Plan is the number of remaining shares reserved under the NBTY, Inc. Year 2002 Stock Option Plan (the "2002 Stock Option Plan").

        If the 2008 Stock Option Plan is approved by our stockholders, no additional awards will be made under the 2002 Stock Option Plan. The 2008 Stock Option Plan is substantially identical to the 2002 Stock Option Plan previously approved by the Company's stockholders. The key differences are that the 2008 Stock Option Plan specifies the maximum number of optioned shares that may be granted during any fiscal year to any one individual and has a ten year term which expires on February 1, 2018. We are not seeking to increase the number of shares currently available under the Company's existing stock option plans.

        We adopted the 2008 Stock Option Plan after consulting with our outside independent compensation advisor, Brian Foley & Company, and are submitting this proposal at the Meeting to ensure that compensation resulting from the exercise of stock options qualifies to the maximum extent possible for deductibility under applicable tax laws. If the 2008 Stock Option Plan is not approved by the Company's stockholders, the 2008 Stock Option Plan and all awards granted under the 2008 Stock Option Plan will terminate and be null and void, but the 2002 Stock Option Plan will remain in full force and effect in accordance with its terms and conditions.

Summary of the 2008 Stock Option Plan

        The summary of the 2008 Stock Option Plan set forth below is qualified in its entirety by reference to the 2008 Stock Option Plan attached as Annex A to this supplementary proxy material (the "Proxy Supplement").

Purpose

        The purpose of the 2008 Stock Option Plan is to advance the interests of the Company by providing key employees, directors and certain other persons with opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the grant of options which do not qualify as ISOs under the Code ("Non-Qualified Options").

Eligibility

        Employees, officers, directors, consultants and advisors of the Company and its subsidiaries whom the Board (or a committee appointed by the Board) deems to have the potential to contribute to the continued growth, development and future financial success of the Company and/or any of its subsidiaries shall be eligible to receive awards under the 2008 Stock Option Plan. The Board (or a committee appointed by the Board) may delegate to the Chief Executive Officer of the Company the authority to grant options to eligible employees of the Company or any of its subsidiaries who are not officers of the Company on the terms and conditions set forth in such delegation.

Common Stock Available under the 2008 Stock Option Plan

        Subject to adjustment as described in the 2008 Stock Option Plan, the total number of shares of Common Stock that may be subject to options granted under the 2008 Stock Option Plan is 1,327,393 shares. This is exactly equal to the number of shares of Common Stock that remain available for stock option awards under the 2002 Stock Option Plan as of February 4, 2008. No individual will receive awards of stock options covering more than 750,000 shares (subject to adjustment as described in the 2008 Stock Option Plan) in any one fiscal year. No more than 750,000 shares of Common Stock may be delivered under the 2008 Stock Option Plan pursuant to ISOs.

Administration

        The 2008 Stock Option Plan is to be administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the 2008 Stock Option Plan are determined in the sole discretion of the Board or a committee thereof, and decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the 2008 Stock Option Plan.

Stock Options

        The 2008 Stock Option Plan permits the granting of non-transferable ISOs and Non-Qualified Options.

        The option exercise price for each share of Common Stock covered by an ISO shall not be less than the fair market value per share of Common Stock on the date of grant (in the case of a 10% or greater stockholder, the exercise price for each share of Common Stock shall not be less than 110% of the fair market value). The rules of the New York Stock Exchange prohibit us from repricing stock options under the 2008 Stock Option Plan without stockholder approval.

        The term of each option will be fixed by the Board or a committee thereof but may not exceed ten years from the date of grant for an ISO (five years in the case of an ISO granted to a 10% or greater stockholder). The Board or a committee thereof will determine the time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Board or a committee thereof.

        When exercisable, options may be exercised by the payment of the exercise price in cash, by payment through a broker-dealer sale and remittance procedure, or by a combination of such methods of payment.

        In the event an optionee's employment with the Company is terminated by the optionee or the Company, or is terminated due to the optionee's death or disability, the optionee (except in the case where the optionee is terminated by the Company for cause and the Board (or a committee thereof) cancels the optionee's options) or the optionee's estate, personal representative or beneficiary, as the case may be, shall be able to exercise the optionee's options within certain time periods. For more details regarding the treatment of options under the 2008 Stock Option Plan in the event an optionee's employment with the Company is terminated, please refer to the 2008 Stock Option Plan attached as Annex A to this Proxy Supplement.

        An optionee's rights with respect to the options granted pursuant to the 2008 Stock Option Plan shall be adjusted in the event of a stock dividend, stock split, recapitalization or reorganization. In the event of a change in control in the Company, the 2008 Stock Option Plan provides that the Board or a committee thereof may take certain actions to protect the rights of holders of options issued under the 2008 Stock Option Plan. For more details regarding the adjustments to be made or actions to be taken in the event of (i) a change in the Company's capitalization, (ii) a Company reorganization or (iii) a change in the control of the Company, please refer to the 2008 Stock Option Plan attached as Annex A to this Proxy Supplement.

Certain United States Federal Income Tax Information

        The following is only a brief summary of the effect of federal income taxation upon the optionee and the Company under the 2008 Stock Option Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which an optionee may reside or to which an optionee may be subject.

        If an option granted under the 2008 Stock Option Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise, other than potential alternative minimum tax consequences. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares issued upon exercise of an ISO at least two years after grant of the ISO and one year after exercise of the ISO by the optionee, any gain (or loss) will be treated as a long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as a capital gain (or loss).

        If an option granted under the 2008 Stock Option Plan is a Non-Qualified Option, the optionee generally will recognize no income on the date the Non-Qualified Option is granted. The optionee will, however, recognize ordinary income on the date the Non-Qualified Option is exercised in an amount generally equal to the excess of the fair market value of the acquired shares on the date of exercise over the aggregate exercise price. Any gain or loss recognized on the later disposition of the stock will be a capital gain or loss. The optionee's holding period with respect to the stock begins on the day after the Non-Qualified Option is exercised and if the stock is held for at least one year, any gain (or loss) will be treated as a long-term capital gain (or loss) upon sale or exchange. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time the Non-Qualified Option is exercised.

        Any entitlement of the Company to a tax deduction is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its "covered employees," subject to certain exceptions. The 2008 Stock Option Plan is intended to satisfy the "performance-based compensation" exception under Section 162(m) of the Code.

New Plan Benefits

        The table below presents certain information with respect to stock options that have been granted under the 2008 Stock Option Plan, subject to stockholder approval, prior to the mailing of this Proxy Supplement:

Name and Position	Number of Shares Underlying Options(1)
Scott Rudolph, Chairman of the Board and Chief Executive Officer	150,000
Harvey Kamil, President and Chief Financial Officer	100,000
Michael C. Slade, Former Senior Vice President and Director	—	(2)
James Flaherty, Sr. Vice President Marketing	30,000
William Shanahan, Former V.P., Information Technology	—
John Leahy, Senior Vice President—Wholesale Business	30,000
Hans Lindgren, Senior Vice President—Operations and Corporate Secretary	30,000
Executive Group	340,000
Non-Executive Director Group	105,000	(3)
Non-Executive Officer Employee Group	—

    (1)
    Stock options were granted on February 1, 2008 with an exercise price equal to $25.50, the closing price of the Common Stock on that date. These stock options vest with respect to one-third of the optioned shares on each of the second, third and fourth anniversaries of the grant date and in full upon a change in control. If the 2008 Stock Option Plan is not approved by the Company's stockholders, these stock options will terminate and be null and void. No stock options have been approved or granted under the 2008 Stock Option Plan to any person other than as stated above. On February 1, 2008, the Board also delegated to the Chief Executive Officer of the Company the authority to grant stock options for up to 40,000 shares of Common Stock to employees who are not officers, provided that no individual can receive options to purchase more than 5,000 shares. Additional stock options may be granted to the named individuals as well as to other employees, officers, directors, consultants or advisors under the 2008 Stock Option Plan at the discretion of the Board or a committee appointed by the Board.

    (2)
    On February 1, 2008, Mr. Slade was granted a stock option to purchase 15,000 shares of Common Stock, subject to stockholder approval, in his capacity as a director of the Company. This stock option is included in the aggregate number of shares underlying the stock options granted to the Non-Executive Director Group disclosed in the table above and has the same terms and conditions as the stock options disclosed in Note 1 above.

    (3)
    On February 1, 2008, each of the seven non-executive directors of the Company was granted a stock option to purchase 15,000 shares of Common Stock, subject to stockholder approval. These stock options have the same terms and conditions as the stock options disclosed in Note 1 above.

Vote Required for Approval of the 2008 Stock Option Plan

        Under the Company's Amended and Restated By-Laws (the "By-Laws"), stockholder approval of the 2008 Stock Option Plan requires the affirmative vote of a majority of the votes present and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2008 STOCK OPTION PLAN.

ENCLOSED PROXY CARD

        Enclosed is a revised proxy card. The revised proxy card covers the three proposals covered by the proxy card distributed with our January 16, 2008 Proxy Statement and adds Proposal 4. If you wish to vote on Proposal 4 you must sign, date and return the enclosed proxy card (or follow the instructions to vote by internet or telephone). Signing and submitting this new proxy card will revoke any prior proxy in its entirety. Therefore, if you submit the new proxy card (or vote by internet or telephone), you must mark the new proxy card in the appropriate place (or follow the instructions to vote by internet or telephone) to indicate your vote on Proposals 1, 2 and 3 in addition to Proposal 4, even if you submitted a proxy previously.

        Each stockholder may specify that his or her shares (i) be voted "FOR" the election of the named nominees to the Board with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee; (ii) be voted "FOR," "AGAINST," or "ABSTAIN," from voting with respect to the approval of the Executive Bonus Plan; (iii) be voted "FOR," "AGAINST," or "ABSTAIN" from voting with respect to the Board's appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2008 (the "2008 Fiscal Year") and (iv) be voted "FOR," "AGAINST," or "ABSTAIN," from voting with respect to the approval of the 2008 Stock Option Plan. Except with respect to broker "non-votes," which are explained below, where a proxy is duly submitted but no choice is specified, the shares will be voted (a) "FOR" the election of each named nominee to the Board, (b) "FOR" the approval of the Executive Bonus Plan, (c) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the 2008 Fiscal Year and (d) "FOR" the approval of the 2008 Stock Option Plan.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal, and has not received instructions from the beneficial owner. Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote or a broker "non-vote" is deemed to be "present" for quorum purposes, but is not deemed to be a "vote cast" at the Meeting. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results for the election of Directors, which requires approval of a plurality of the votes cast at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as Directors. Consequently, any shares not voted (whether by abstention, withholding authority or broker "non-vote") have no impact on the election of Directors.

        Since abstentions and broker "non-votes" are deemed to be "present" for quorum purposes, abstentions and broker "non-votes" will have the same effect as votes "AGAINST" (i) the approval of the Executive Bonus Plan, (ii) the ratification of the Board's appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the 2008 Fiscal Year and (iii) the approval of the 2008 Stock Option Plan. Under the By-Laws, approval of these matters requires a majority vote "FOR" the proposal by the holders of shares of Common Stock present, in person or represented by proxy, at the Meeting, in each case, at which a quorum is present. Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting for a quorum to be present.

RECENT DEVELOPMENTS

Fiscal Year 2007 Bonuses

        The annual bonuses for Messrs. Rudolph and Kamil based on 2007 Fiscal Year performance were disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 6, 2008.

February 2008 Option Grants

        On February 1, 2008, we granted stock options to our executive officers and our outside directors. These grants are subject to stockholder approval in connection with the approval of the 2008 Stock Option Plan. See "Proposal 4—Approval of the NBTY, Inc Year 2008 Stock Option Plan."

EXPENSES OF SOLICITATION

        We have retained Georgeson Inc. to assist in the solicitation of proxies. We will pay Georgeson Inc. $10,000 plus reasonable out-of-pocket expenses for their assistance. We will also indemnify Georgeson Inc. against any losses arising out of the firm's proxy soliciting services on our behalf.

Your vote is very important to us. Whether or not you expect to attend in person, please provide a proxy to vote your shares by submitting your proxy as soon as possible on the internet, by telephone, or by signing, dating and returning a proxy card. Your prompt vote will help us avoid additional solicitation costs.

This Proxy Supplement is dated February 6, 2008 and is first being mailed to stockholders on or about February 7, 2008.

Annex A

NBTY, INC.
YEAR 2008 STOCK OPTION PLAN

Section 1 Title

This Plan shall be known as the "NBTY, Inc. Year 2008 Stock Option Plan."

Section 2 Purpose

The purpose of the Plan is to advance the interests of NBTY, Inc., a Delaware corporation (the "Company"), by providing key employees, directors and certain other persons with opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options".

If the Plan is approved by the Company's stockholders at the 2008 Annual Meeting of Stockholders, it will replace the NBTY, Inc. Year 2002 Stock Option Plan (the "2002 Stock Option Plan") and no additional stock option awards will be granted under the 2002 Stock Option Plan after February 1, 2008. The Plan will not affect the terms or conditions of the stock option awards for 172,588 shares of Common Stock granted on or prior to February 1, 2008 under the 2002 Stock Option Plan.

Section 3 Administration

3.1
The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee designated by the Board (the "Committee"), which Committee shall be constituted in such a manner as to satisfy applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, in accordance with Rule 16b-3 thereunder. Once appointed, such Committee shall continue to serve in its capacity until otherwise directed by the Board.

3.2
Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of persons eligible under Section 4 to receive Options) Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in Section 7; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to the terms contained herein) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine any other provisions applicable to the Option and the shares of Common Stock issuable upon exercise thereof; (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it; and (viii) make all other determinations necessary or advisable for administration of the Plan.

3.3
The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable.

3.4
No member of the Board (or its Committee) or any officer, director, employee or agent of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

Section 4.1 Eligibility

4.1
The Board (or its Committee) may grant Options to those employees, officers, directors, consultants and advisors of the Company or any of its subsidiaries whom the Board (or its Committee), in its sole discretion, identifies as being in a position which enables such individuals to contribute to the continued growth, development and future financial success of the Company or any of its subsidiaries. The Board (or its Committee) may delegate to the Chief Executive Officer of the Company the authority to grant Options to eligible employees of the Company or any of its subsidiaries who are not officers of the Company on the terms and conditions set forth in such delegation.

4.2
A director, officer or other person who is not also an employee of the Company shall not be eligible to receive an ISO.

4.3
The granting of any Option to any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Options.

Section 5 Stock Reserved For Options

5.1
Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock of the Company, par value $0.008 per share (the "Common Stock"), to be reserved for issuance upon the exercise of Options granted under the Plan shall be 1,327,393 shares of Common Stock (which is equal to the 1,500,000 shares of Common Stock reserved under the 2002 Stock Option Plan minus the 172,607 shares of Common Stock subject to stock option awards granted on or prior to February 1, 2008 under the 2002 Stock Option Plan). The maximum number of shares of Common Stock subject to any Options which may be granted under the Plan to any one individual in any one fiscal year of the Company shall be 750,000 (subject to adjustment as provided in Section 14). Notwithstanding the foregoing, no more than 750,000 shares of Common Stock (subject to adjustment as provided in Section 14) that can be delivered under the Plan shall be deliverable pursuant to the exercise of ISOs.

5.2
Any and all of the shares subject to Options under the Plan may be authorized but unissued shares of Common Stock, or issued shares of Common Stock that have been or shall have been reacquired by the Company, as the Board (or its Committee) may from time to time determine.

5.3
If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Options under the Plan unless the Plan shall have been terminated.

Section 6 Granting of Options

6.1
Subject to the limitations of the Plan, the Board (or its Committee) may, after consultation with and consideration of the recommendations of management and the Board (in the case of the Committee), select those individuals to be granted Options ("Optionees") and determine the time when each such Option shall be granted and such other terms of each Option. The Board (or its Committee) shall clearly designate and identify each Option at the time it is granted as either an ISO or a Non- Qualified Option, as the case may be. The date of grant of an Option under the Plan will be the date specified by the Board (or its Committee) at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Board (or its Committee) acts to approve the grant.

6.2
The Board (or its Committee) may grant both ISOs and Non-Qualified Options to the same employee, and the exercise of one such Option does not in any way affect the employee's right to exercise the other.

6.3
The grant of any Option under the Plan shall be evidenced by the execution of a written Option Agreement ("Option Agreement") between the Company and the Optionee. Such Option Agreement shall set forth the date of grant of the Option, the exercise price, the term of the Option, the designation of the Option as an ISO or Non-Qualified Option, and the time or times and the conditions upon the happening of which the Option shall become exercisable. Such Option Agreement shall also set forth the restrictions, if any, with respect to which the shares of Common Stock to be purchased thereunder shall be subject, the restrictions, if any, on the repurchase of the shares of Common Stock by the Company, and such other terms and conditions as the Board (or its Committee) shall determine which are consistent with the provisions of the Plan and applicable laws and regulations.

Section 7 Option Price

7.1
The exercise price per share specified in the Option Agreement relating to each Non-Qualified Option granted under the Plan shall be determined by the Board (or its Committee), without regard to the provisions of Section 7.2 and 7.3 hereof.

7.2
The exercise price per share specified in the Option Agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the Option Agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

7.3
Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

7.4
"Fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market.

Section 8 Term of Options

8.1
Subject to earlier termination as provided in paragraphs 10 and 11 or in the Option Agreement, the Board (or its Committee), in its sole discretion, shall prescribe the period during which Options may be exercised; provided that an ISO shall not be exercisable more than ten years from the date of grant in the case of ISOs generally and provided further that ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under Section 7.2, shall not be exercisable more than five years from the date of grant.

8.2
In the Option Agreement, the Board (or its Committee), in its sole discretion, may prescribe any conditions or events upon which the period during which an Option may be exercised may be shortened or terminated.

Section 9 Exercise of Options

9.1
Subject to the provisions of Sections 10 and 11, the Board (or its Committee), in its sole discretion, shall prescribe in the Option Agreement the manner in which, the number and size of installments (which need not be equal) for which, and the contingencies upon which an Option may be exercised during its term.

9.2
Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

9.3
Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of whole shares with respect to which it is then exercisable. If an Optionee does not purchase all the shares that the Optionee shall be entitled to purchase in any given installment, the Optionee's right to purchase the remaining shares shall continue until expiration or termination of such Option. No less than 100 shares may be purchased at one time unless the number purchased is the total number that may be then purchased under the Option.

9.4
The Board (or its Committee) shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Board (or its Committee) shall not, without the consent of an Optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 15) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 7.3.

Section 10 Termination of Employment

10.1
Unless otherwise specified in the Option Agreement relating to such ISO, if an ISO Optionee ceases to be employed by the Company (including retirement) other than by reason of death or disability as defined in Section 11, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) the date that is three (3) months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 15 hereof.

10.2
For purposes of this Section 10, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board (or its Committee) shall not be considered an interruption of employment under this Section 10, provided that such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence.

10.3
Nothing in the Plan (or, unless specifically provided therein, in any Option Agreement) shall be deemed to give any grantee of any Option the right to be retained in employment by the Company for any period of time.

10.4
The Board (or its Committee), in its sole discretion, shall determine the extent, if any, to which the grantee of a Non-Qualified Option may exercise said Option upon his or her termination of employment with the Company. If not otherwise specified in an Option Agreement, a Non-Qualified Option must be exercised no later than the thirtieth (30th) day after the Optionee's termination of employment with the Company.

Section 11 Death or Disability

11.1
Unless otherwise specified in the Option Agreement relating to such ISO, if an ISO Optionee ceases to be employed by the Company by reason of his or her death, any ISO owned by such Optionee may be exercised, to the extent otherwise exercisable on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) twelve (12) months from the date of the Optionee's death.

11.2
If an ISO Optionee ceases to be employed by the Company by reason of his or her disability, such Optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised on that date, until the earlier of the specified expiration date of the ISO or twelve (12) months from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e) (3) of the Code or any successor statute. Notwithstanding the immediately preceding sentence, if an Optionee has entered into an employment agreement with the Company or any of its subsidiaries which contains a definition for the term "disability," then such term shall be used herein as therein defined.

11.3
The Board (or its Committee), in its sole discretion, shall determine the extent, if any, to which the grantee of a Non-Qualified Option may exercise said Option upon his or her termination of employment with the Company by reason of his or her disability or to which a legal representative of a deceased holder of a Non-Qualified Option may exercise said Option after the death of the Optionee. If not otherwise specified in an Option Agreement, a Non-Qualified Option must be exercised no later than ninety (90) days after the Optionee's termination of employment with the Company by reason of disability or death.

Section 12 Means of Exercising Options

12.1
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, (b) subject to the Board's (or its Committee's) sole discretion at the time of exercise, by payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the shares of Common Stock that may be acquired upon exercise of an Option (the "Option Shares") and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregated exercise price payable for the purchased Option Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the sale transaction, or (c) at the sole discretion of the Board (or its Committee), by any combination of (a) and (b).

12.2
As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the shares of Common Stock purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Common Stock. Except as expressly provided in Section 14 with respect to changes in capitalization, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

Section 13 Transferability of Options

13.1
Except as otherwise provided in an Option Agreement pertaining to Non-Qualified Options, (i) no Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution nor shall an Option be subject to attachment, execution or similar process. Except as set forth in the previous sentence and, except as otherwise provided in an Option Agreement pertaining to Non-Qualified Options, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

13.2
In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided in this Plan, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

13.3
If deemed necessary or appropriate by the Board (or its Committee), each Option Agreement may contain such provisions consistent with this Plan as the Board (or its Committee), in its sole discretion, may determine to be appropriate for restriction on the transfer and redemption by the Company or other disposition of all shares pursuant to the Option received by the Optionee (or his or her legal representatives), notwithstanding any tax consequences to the Optionee of such redemption or other disposition, including, without limitation, restrictions on transfers pursuant to any buy-sell agreement or stockholder agreement to which the Optionee is a party, under the Securities Act of 1933, as amended (the "Securities Act"), and under any blue sky or securities law applicable to such Common Stock. The Company may cause a restrictive legend to be placed on any certificate issued with respect to the Common Stock acquired upon exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

Section 14 Adjustments Upon Changes in Capitalization and "Terminating Transaction" Events

14.1
Upon the occurrence of any of the following events, an Optionee's rights with respect to Options granted to such Optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Option Agreement:

A.
Stock Dividends and Stock Splits. If the shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B.
Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than in connection with a transaction described in subparagraph C below) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised his or her Option prior to such recapitalization or reorganization.

C.
"Terminating Transaction" Events. Except as otherwise provided herein or in an Option Agreement, upon the consummation of a Terminating Transaction (as defined below), the Board (or its Committee) may, in its sole discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options (or portions thereof) shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with appropriate adjustments as to the number and kinds of shares or units and exercise prices; (ii) upon written notice to the Optionees, provide that the Plan and all unexercised Options (or portions thereof) will terminate immediately prior to the consummation of the sale of the Company unless exercised by the Optionee within a specified period of time; (iii) in the event that the Company is involved in a merger or other transaction under the terms of which holders of Common Stock of the Company will receive upon the consummation thereof a cash payment for each share surrendered in the merger or other transaction (the "Transaction Price"), make or provide for a cash payment to the Optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Options that shall become exercisable in full immediately prior to such event.

For purposes of this Plan, "Terminating Transaction" means a single transaction or series of related transactions, pursuant to which any Person or Persons (acting as a group) who do not own a majority of the issued and outstanding shares of Common Stock of the Company (i) acquire(s) capital stock of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation, consolidation, stock acquisition or any other transaction with the Company or its stockholders, as the case may be, a result of which such Person or Persons own, directly or indirectly, more than fifty percent (50%) of the Common Stock of the Company or the voting securities of the surviving entity, as the case may be or (iii) acquire(s) all or substantially all of the assets of the Company.

For purposes of this Plan, "Person" shall mean an individual, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

14.2
Notwithstanding the foregoing, any adjustments made pursuant to Section 14.1(A), (B), or (C) above with respect to ISOs shall be made only after the Board (or its Committee), after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board (or its Committee) determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

14.3
The Company may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board (or its Committee) considers appropriate in the circumstances.

14.4
In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board (or its Committee).

14.5
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

14.6
No fractional shares shall be issued under the Plan and the Optionee shall receive cash in lieu of such fractional shares.

14.7
Upon the happening of any of the events described in Section 14.1 above, the class and aggregate number of shares set forth in Section 5 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board or its Committee (or the successor Board or its Committee) shall determine the specific adjustments to be made under this Section 14 and, subject to Section 3, its determination shall be final and conclusive.

Section 15 Conversion of ISOs into Non-Qualified Options

15.1
The Board (or its Committee), at the written request or with the written consent of any Optionee, may in its sole discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs.

15.2
At the time of such conversion, the Board (or its Committee) (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board (or its Committee) in its sole discretion may determine, provided that such conditions shall not be inconsistent with this Plan.

15.3
Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board (or its Committee) takes appropriate action.

Section 16 Cancellation of Options

Except as otherwise expressly provided in the Option Agreement pursuant to which an Option is issued, the Board (or its Committee) may, in its sole discretion, in cases involving a serious breach of conduct by an employee or former employee, or activity of a former employee in competition with the business of the Company, cancel any Option, whether vested or not, in whole or in part. Such cancellation shall be effective as of the date specified by the Board (or its Committee) but may not be retroactive. Activities which shall constitute a serious breach of conduct include, for example only: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of the Company, including, without limitation, the Company's insider trading policy; (iii) the violation or breach of any material provision in any employment contract or agreement among the Optionee and the Company; and (iv) engaging in conduct relating to the Optionee's employment with the Company for which either criminal or civil penalties may be sought. The determination of whether an employee or former employee has engaged in a serious breach of conduct or activity in competition with the business of the Company shall be determined by the Board (or its Committee) in good faith and in its sole discretion.

Section 17 Termination and Amendment of Plan

17.1
Unless terminated earlier by the Board, the Plan shall terminate on February 1, 2018; provided, however, that all Options granted under the Plan before its termination will remain in effect until such Options have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Option agreements.

17.2
The Board may terminate or amend the Plan in any respect at any time, except that the approval of the Company's stockholders must be obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for grants of ISOs may not be modified; (d) the provisions of Section 7 regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 14); or (e) the expiration date of the Plan may not be extended.

17.3
Except as otherwise provided in this Section 17, in no event may action of the Board (or its Committee) or the Company's stockholders alter or impair the rights of a grantee, without such grantee' s consent, under any Option previously granted to such grantee.

Section 18 Notice to Company of Disqualifying Disposition

By accepting an ISO granted under the Plan, each Optionee agrees to notify the Company in writing immediately after such Optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

Section 19 Withholding of Additional Income Taxes

19.1
Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as defined in Section 18), the vesting or transfer of securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income, which amount shall not exceed the Company's minimum statutory withholding amount. The Board (or its Committee) in its sole discretion may condition the exercise of an Option, the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the Optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the Optionee in cash or by check of the amount of the withholding taxes or, at the sole discretion of the Board (or its Committee), by the Optionee's delivery of previously held shares of Common Stock having an aggregate fair market value equal to the minimum amount required to be withheld; provided, however that the value of any shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law.

19.2
Any adverse consequences incurred by the Optionee with respect to the use of the shares of Common Stock to pay any part of the exercise price or any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences as a result of a Disqualifying Disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

Section 20 Governing Law

The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

Section 21 Date of Adoption; Approval of Stockholders

The Plan was adopted by the Board on February 1, 2008. The adoption of the Plan was expressly conditioned on the approval of the Plan by the stockholders of the Company at the 2008 Annual Meeting of Stockholders and the Plan will only be effective if it is approved by the stockholders of the Company at the 2008 Annual Meeting. If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety and any Options granted under the Plan will be null and void in their entirety, but the 2002 Stock Option Plan will remain in full force and effect in accordance with its existing terms and conditions.

NBTY, INC.

90 Orville Drive
Bohemia, New York 11716

Annual Meeting of Stockholders to be held on
February 25, 2008 at 10:00 A.M., Local Time

The undersigned hereby appoints Harvey Kamil and Irene Fisher as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of NBTY, Inc. (the “Company”) held of record by the undersigned on January 14, 2008, at the Annual Meeting of Stockholders to be held at 2100 Smithtown Avenue, Ronkonkoma, New York 11779, on February 25, 2008 at 10:00 AM, local time, for the purpose of considering and taking action on the proposals set forth on the reverse side.

Signing and submitting this proxy card will revoke any prior proxy in its entirety. Therefore, if you submit the new proxy card (or vote by internet or telephone), you must mark the new proxy card in the appropriate place (or follow the instructions to vote by internet or telephone) to indicate your vote on Proposals 1, 2 and 3 in addition to Proposal 4, even if you submitted a proxy previously.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NBTY, INC.

February 25, 2008

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER

ACCOUNT NUMBER

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time February 24, 2008 for Proposals 1, 2, 3 and 4.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20233000000000000000 7	022508

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC.
DIRECTORS RECOMMEND: AVOTE FOR ELECTION OF DIRECTORS AND AVOTE FOR PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	Scott Rudolph
Peter J. White
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

		FOR	AGAINST	ABSTAIN
2.	To approve the NBTY, Inc. Executive Bonus Plan.	☐	☐	☐

3.	Ratification of PricewaterhouseCoopers LLP as registered public	☐	☐	☐
accountants for the fiscal year ending September 30, 2008.

4.	To approve the NBTY, Inc. Year 2008 Stock Option Plan	☐	☐	☐

NOTE:	THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or a limited liability company, please sign in partnership or a limited liability company name, as the case may be, by authorized person.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

NBTY, Inc.

To Be Held On:

February 25, 2008

10:00 a.m.

2100 Smithtown Avenue, Bohemia, New York 11779

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 2/12/08.

Please visit www. nbty.com and click on the Proxy link, where the following materials are available for view:

• Notice of 2008 Annual Meeting of Stockholders
• Proxy Statement
• Proxy Supplement
• Form of Electronic Proxy Card
• 2007 Annual Report

TO REQUEST MATERIAL:	TELEPHONE: 866-668-8562
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/ProxyServices/ViewMaterials.asp

TO VOTE:

ONLINE: To access your online proxy card, please visit www.nbty.com and click on the Proxy link. Have this notice card available and follow the on-screen instructions. You may enter your voting instructions up until 11:59 PM Eastern Time February 24, 2008 for Proposals 1, 2, 3 and 4.

- OR -
IN PERSON: You may vote your shares in person by attending the Annual Meeting. To obtain directions to attend the annual Meeting, please call the Company’s General Counsel’s office at 631-218-7327.
- OR -
TELEPHONE: To vote by telephone, please visit www.nbty.com to view the materials and to obtain the toll free number to call.
- OR -
MAIL: You may request a card by following the instructions above.

1.	Election of Directors:

	NOMINEES:	Scott Rudolph
Peter J. White

2.	To approve the NBTY, Inc. Executive Bonus Plan.

3.	Ratification of PricewaterhouseCoopers LLP as independent registered public accountants for the fiscal year ending September 30, 2008.

4.	To approve the NBTY, Inc. Year 2008 Stock Option Plan

NOTE:	THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please note that you cannot use this notice to vote by mail.

QuickLinks

ENCLOSED PROXY CARD
RECENT DEVELOPMENTS
EXPENSES OF SOLICITATION
  Annex A
NBTY, INC. YEAR 2008 STOCK OPTION PLAN